DISTRIBUTION AGREEMENT
  AGREEMENT made this 1st day of August, 1993 between THE GROWTH FUND OF WASHINGTON, INC. a Maryland corporation (the "Fund"), and Vista Broker-Dealer Services, Inc., a Delaware corporation (the "Distributor").
  WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end diversified management investment company and its shares of common stock ("Shares") are registered pursuant to a registration statement filed under the 1940 Act and the Securities Act of 1933 ("1933 Act") (such registration statement as it may be amended from time to time hereinafter referred to as the "Registration Statement");
  WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934 (the "1934 Act"); and
  WHEREAS, the Fund desires to engage the services of the Distributor to act as distributor of the Fund's Shares;
  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Fund and the Distributor hereby agree upon the following terms and conditions:
  1. The Distributor shall be the exclusive distributor (except as provided in paragraph 6 hereof) and principal underwriter of the Fund's Shares with the functions hereinafter stated, and agrees to use its best efforts to bring about and maintain a broad distribution of the Fund's Shares among bona fide investors.
  2. The Fund will periodically take actions necessary to register under the 1933 Act such Shares as the Distributor may reasonably be expected to sell on behalf of the Fund. The Fund will cooperate in taking such action as may be necessary from time to time to qualify Shares so registered for sale by the Distributor or the Fund in any jurisdictions mutually agreeable to the Distributor and the Fund, and to maintain such qualifications. This Agreement relates to the issue and sale of Shares that are duly authorized and registered and available for sale by the Fund, including redeemed or repurchased Shares if and to the extent that they may be legally sold and if, but only if, the Fund sees fit to sell them.
  3. The Distributor shall solicit responsible dealers for orders to purchase as principal Shares of the Fund and may sign selling contracts with any such dealers, the forms of such contracts to be as mutually agreed upon between the Fund and the Distributor. The Distributor may sell Shares of the Fund to individual investors. While this Agreement is in force, the Fund shall not solicit sales or sell its Shares to any person other than the Distributor, except as provided in paragraph 6, below.
  4. All orders for Shares shall be subject to acceptance and confirmation by the Fund. All of the Shares of the Fund sold under this Agreement shall be sold only at the offering price in effect at the time of such sale (as described in and determined in accordance with the then current prospectus of the Fund ("Prospectus"), including any applicable reductions or eliminations of sales charges described therein) and the Fund shall receive not less than the full net asset value thereof, calculated as provided in the Prospectus. The difference between offering price and net asset value shall be retained by the Distributor, it being understood that such amounts will not be in excess of those set forth in the Prospectus. The Distributor shall issue shares at net asset value to individuals, groups and organizations as permitted by the Fund's current Prospectus.
  5. The Distributor may re-allow to dealers all or any part of the discount it is allowed, in accordance with the Prospectus.
  6. Any right granted to the Distributor to accept orders for Shares or to make sales on behalf of the Fund or to purchase Shares for resale will not apply to Shares issued in connection with the merger or consolidation of any other investment company with the Fund or the Fund's acquisition, by purchase or otherwise, of all or substantially all of the assets of any investment company or substantially all the outstanding shares of any such company, and, unless the Distributor is otherwise notified by the Fund, such right shall not apply to Shares that may be offered by the Fund to shareholders by virtue of their being holders of Shares of the Fund, including Shares to be purchased through reinvestment of income dividends and capital gains distributions.
  7. The Distributor will conduct its business in accordance with the applicable requirements of the Articles of Incorporation and the By-Laws of the Fund as from time to time amended, and in accordance with all applicable United States statutes, rules and regulations, and the rules and regulations of the National Association of Securities Dealers, Inc. and of the various jurisdictions in which Shares are offered for sale.
  8. The Fund is not authorized to give any information or to make any representations on behalf of the Distributor other than the information and representations contained in the Registration Statement or Prospectus, or reports prepared for distribution to shareholders of the Fund. The Distributor is not authorized to give any information or to make any representations on behalf of the Fund in connection with the sale of Shares other than the information and representations contained in the Registration Statement or Prospectus, or reports prepared for distribution to shareholder of the Fund.
  9. All sales literature and advertising developed by the Distributor in connection with the Fund is subject to the approval of the Fund.
  10. The Distributor shall be deemed an independent contractor and neither the Distributor nor any of its officers or employees is or shall be deemed an employee of the Fund in the performance of its duties hereunder.
  11. The Fund shall furnish the Distributor from time to time, for use in connection with the sale of Shares, such financial statements and written information with respect to the Fund as the Distributor may reasonably request. In each case such written information shall be signed by an authorized officer of the Fund. The Fund represents and warrants that such information, when signed by one of its officers, shall be true and correct. The Fund also shall furnish to the Distributor copies of its reports to its stockholders and such additional information regarding the Fund's financial condition as the Distributor may reasonably request from time to time.
  12. The Fund represents and warrants to the Distributor that the Registration Statement and the Prospectus have been prepared in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder. The Fund represents and warrants to the Distributor that the Registration Statement and the Prospectus contain all statements required to be stated therein in accordance with the 1933 Act, the 1940 Act and the rules and regulations thereunder, that all statements of fact contained therein are true and correct and that neither the Registration Statement nor the Prospectus include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares; provided, however, that the Fund makes no representations or warranties as to the information contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Fund by or on behalf of the Distributor specifically for use in connection with the preparation of the Registration Statement or Prospectus. On its own initiative or upon request from the Distributor the Fund shall from time to time file such amendment or amendments to the Registration Statement and the Prospectus as, in the light of future developments, shall, in the opinion of counsel for the Fund or the Distributor, be necessary in order to have the Registration Statement and the Prospectus at all times contain all material facts required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. If the Fund shall not file such amendment or amendments within 15 days after receipt by the Fund of a written request from the Distributor to do so, the Distributor may, at its option, terminate this contract immediately. The Fund represents and warrants to the Distributor that any amendment to the Registration Statement or the Prospectus filed hereafter by the Fund will, when it becomes effective under the 1933 Act, contain all statements required to be stated therein in accordance with the 1933 Act, the 1940 Act and the rules and regulations thereunder, that all statements of fact contained therein will, when the same shall become effective, be true and correct, and that no such amendment, when it becomes effective, will include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares; provided, however, that the Fund makes no representations or warranties as to the information contained in any such amendment in reliance upon and in conformity with information furnished in writing to the Fund by or on behalf of the Distributor specifically for use in connection with the preparation of such amendment.
  13. The Fund shall prepare and furnish to the Distributor from time to time, at the Distributor's expense, such number of copies of the most recent form of the Prospectus filed with the SEC as the Distributor may reasonably request. The Fund authorizes the Distributor to use the Prospectus, in the form furnished to the Distributor from time to time, in connection with the sale of Shares. The Fund shall indemnify, defend and hold harmless the Distributor, its officers and directors and any person who controls the Distributor within the meaning of the 1933 Act, from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands, or liabilities and any counsel fees incurred in connection therewith) which the Distributor, any of its officers and directors or any such controlling person may incur under the 1933 Act, the 1940 Act, the common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either or necessary to make the statements in either not misleading. This Agreement shall not be construed to protect the Distributor against any liability to the Fund or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. If any such action is brought against the Distributor or any of its officers, directors or controlling persons, such person shall notify the Fund, which notification shall be given by letter or by telegram addressed to the Fund at its principal office in Washington, D.C., and sent to the Fund by the person against whom such action is brought within 10 days after the summons or other first legal process shall have been served. Failure to so notify the Fund will not prevent indemnification hereunder. The indemnity agreement contained in this paragraph shall not relieve the Fund from any liability which it may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of such indemnity agreement. The Fund shall be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in any such case, the defense shall be conducted by counsel chosen by the Fund and approved by the Distributor, such approval not to be unreasonably withheld by the Distributor. If the Fund elects to assume the defense of any such suit and retain counsel approved by the Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in the case the Fund does not elect to assume the defense of any such suit, or in case the Distributor does not approve of counsel chosen by the Fund, the Fund will reimburse the Distributor, any of its officers and directors or controlling persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Distributor or any of such persons. In addition, the Distributor shall have the right to employ counsel to represent it, or any of its officers, directors or any such controlling person who may be subject to liability arising out of any claim in respect of which the indemnity may be sought by the Distributor against the Fund hereunder if in the reasonable judgement of the Distributor or any of such officers, directors or controlling persons it is advisable for the Distributor or such officer, director or controlling person to be represented by separate counsel, in which event the fees and expenses of such separate counsel shall be borne by the Fund. This indemnity agreement and the Fund's representations and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor or any of its officers and directors or any such controlling person. This indemnity agreement shall inure exclusively to the benefit of the Distributor and its successors, the Distributor's officers and directors and their respective successors and estates and any such controlling persons and their successors and estates. The Fund shall promptly notify the Distributor of the commencement of any litigation or proceedings against it in connection with the issue and sale of any Shares.
  14. The Distributor agrees to indemnify, defend and hold harmless the Fund, its officers and directors and any person who controls the Fund within the meaning of the 1933 Act, from and against any and all such claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demand or liabilities and any counsel fees incurred in connection therewith) which the Fund, any of its officers or directors or any such controlling person, may incur under the 1933 Act, the 1940 Act, the common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, or any of its officers or directors or controlling persons resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Fund specifically for use in the Registration Statement or the Prospectus or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated or necessary to make such information not misleading. If any such action is brought against the Fund or any of its officers, directors or controlling persons, such person shall notify the Distributor, which notification shall be given by letter or telegram addressed to the Distributor at its principal office in New York City, N.Y., and sent to the Distributor by the person against whom such action is brought within 10 days after the summons or other first legal process shall have been served. Failure to so notify the Distributor will not prevent indemnification hereunder. The indemnity agreement contained in this paragraph shall not relieve the Distributor from any liability which it may have to the Fund, its officers or directors or such controlling persons by reason of any such alleged misstatement or omission on the Distributor's part otherwise than on account of such indemnity agreement. The Distributor shall have a right to control the defense of such action with the counsel of its own choosing and approved by the Fund, such approval not to be unreasonably withheld by the Fund.
  15. No Shares shall be sold through the Distributor or by the Fund under this contract and no orders for the purchase of shares shall be confirmed or accepted by the Fund if and so long as the effectiveness of the Registration Statement shall be suspended under any provisions of the 1933 Act. Nothing contained in this paragraph 15 shall in any way restrict, limit or have any application to or bearing upon the Fund's obligation to redeem Shares from any shareholder as described in the Prospectus.
  16. The Fund's Board of Directors or, upon authority from the Directors, the Fund's officers, at any time such action is deemed advisable, may suspend or terminate the offer or sale of Shares, give the Distributor notice of such suspension or termination and decline to accept or confirm any purchase orders for or make any sales of Shares under this agreement until such time as may be deemed advisable.
  17.  The Fund agrees to advise the Distributor immediately:
 (a) of any comments or actions of the SEC on the Registration Statement or Prospectus and of any request by the SEC for amendments to the Registration Statement or the Prospectus or for additional information, with matters directly related to the Distributor's functions supplied in advance of filing;
 (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or Prospectus under the 1933 Act or the initiation of any proceedings for that purpose;
 (c) of the happening of any material event which makes untrue any statement made in the Registration Statement or Prospectus or which requires the making of a change in either document in order to make the statements therein not misleading; and
18. Insofar as they concern the Fund, the Fund shall comply with all applicable laws, rules and regulations, including without limiting the generality of the foregoing, all rules or regulations made or adopted pursuant to the 1933 Act, the 1940 Act or by any securities association registered under the 1934 Act.
  19. (a) The Distributor shall from time to time employ or associate with it such persons as it believes necessary to assist it in carrying out its obligations under this contract. The compensation of such persons shall be paid by the Distributor.
   (b) The Distributor shall pay all expenses incurred in connection with its qualification as a dealer or broker under Federal or state law.
   (c) The Fund shall pay all expenses incurred in connection with (i) the preparation, printing and distribution to stockholders of the Prospectus and reports and other communications to stockholders , (ii) future registrations of Shares under the 1933 Act and the 1940 Act, (iii) amendments of the Registration Statement, (iv) qualification of Shares for sale in jurisdictions mutually agreed to by the Fund and the Distributor, (v) qualification of the Fund as a foreign corporation authorized to do business in any jurisdiction if the Fund and the Distributor determine that such qualification is necessary or desirable for the purpose of facilitating sales of Shares, (vi) maintaining facilities for the issue and transfer of Shares and (vii) supplying information, prices and other data to be furnished by the Fund under this contract.
   (d) The Fund shall pay any original issue taxes or transfer taxes applicable to the sale or delivery of Shares or certificates therefor.
   (e) The Fund shall execute all documents and furnish any information which may be reasonably necessary in conjunction with the qualification of Shares of the Fund for sale in applicable jurisdictions.
  20. Except as may otherwise be provided in any plan, or any agreement pursuant to a plan, adopted by the Fund under Rule 12b-1 under the 1940 Act, the Distributor will render all services hereunder without compensation or reimbursement other than that specified in paragraph 4 hereof.
  21. This Agreement shall become effective as of the date first named above, and shall continue in effect until the close of business on July 31, 1994, provided that this Agreement may continue in effect for periods of no more than one year from August 1, 1993 only so long as such continuance is specifically approved at least annually by (a) the Fund's Board of Directors or by the vote of a majority of the Fund's outstanding voting securities (as defined by the 1940 Act), and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Fund's directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act). This Agreement may, in any event, be terminated at any time, without the payment of any penalty, by the Fund upon 60 days' written notice to the Distributor and by the Distributor upon 60 days' written notice to the Fund.
  22. No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. If the Fund should at any time deem it necessary or advisable in the best interests of the Fund that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the Securities and Exchange Commission or other governmental authority or to obtain any advantage under state or Federal tax laws and should notify the Distributor of the form of such amendment, and the reasons therefor, and if the Distributor should decline to assent to such amendment, the Fund may terminate this Agreement forthwith. If the Distributor should at any time request that a change be made in the Fund's Articles of Incorporation or By-Laws or in the Fund's method of doing business, in order to comply with any requirements of Federal law or regulations of the Securities and Exchange Commission or of a national securities exchange or association of which the Distributor is or may be a member relating to the sale of Shares, and the Fund should not make such necessary change within a reasonable time, the Distributor may terminate this Agreement forthwith.
  23. Except to the extent necessary to perform the Distributor's obligation under this Agreement, nothing herein shall be deemed to limit or restrict the right of the Distributor, or any affiliate of the Distributor, or any employee of the Distributor, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.
  24. This Agreement shall be construed under and shall be governed by the laws of the State of New York.
  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date first above written.
     The Growth Fund of Washington, Inc.
   /s/ Howard L. Kitzmiller  By:   /s/ Harry J. Lister
  Attest
     Vista Broker Dealer Services, Inc.
   /s/ James Bernaiche   By:   /s/ Joseph Kissel
  Attest